Exhibit 10.9

INDONESIA ENERGY CORPORATION LIMITED

SHARE OPTION AGREEMENT

This Share Option Agreement (this “Option Agreement”), effective as of February 1, 2019 (the “Date of Grant”), is entered into by and between Indonesia Energy Corporation Limited, an exempted company limited by shares incorporated in the Cayman Islands (the “Company”), and Wirawan Jusuf (the “Optionee”). Capitalized terms used but not defined herein that are defined in the Indonesia Energy Corporation Limited 2018 Omnibus Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), shall have the meanings attributed thereto in the Plan.

1.  Grant of Share Options. On behalf of the Company, the Board hereby grants to the Optionee, in accordance with the Plan, an Incentive Share Option (the “Option”) to purchase a number of ordinary shares of the Company (the “Shares”) as set forth below, at the exercise price per Share set forth in Section 3 below (the “Exercise Price”), subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

Total Number of Option Shares Granted: 400,000 Shares.

The Option is intended to qualify as an Incentive Stock Option (“ISO”) as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, the Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Board, the Committee or the Company or any of their respective employees, directors or affiliates have any liability to Optionee (or any other person or entity) due to the failure of the Option to qualify for any reason as an ISO.

2.  Vesting. Pursuant to this Option Agreement, the Option shall vest and become exercisable as follows: (a) 133,333 ordinary shares underlying the Option shall vest on the first (1st) anniversary of the closing of the Company’s anticipated registered initial public offering (the “IPO”), (b) 133,333 ordinary shares underlying the Option shall vest on the second (2nd) anniversary of the closing of the IPO (assuming Optionee is then still employed by the Company); and (c) 133,334 ordinary shares underlying the Option shall vest on the third (3rd) anniversary of the closing of the IPO (assuming Optionee is then still employed by the Company).

3.  Exercise Price. The Exercise Price per Share pursuant to this Option Agreement shall equal the price per ordinary share paid by public investors in the IPO.

4.  Method of Exercise. At any time when the Optionee wishes to exercise the vested portion of the Option granted pursuant to this Option Agreement, in whole or in part, the Optionee shall submit a written or electronic notice of exercise accompanied by payment of the Exercise Price in accordance with Section 6.5 of the Plan, together with (if deemed necessary by the Board or the Committee at the time of exercise) an amount sufficient to satisfy any withholding tax obligation of the Company that arises in connection with such exercise in accordance with Section 6.5(e) of the Plan.

5.  Acknowledgment. The Optionee hereby acknowledges receipt of a copy of the Plan document, and agrees that this Option Agreement is subject to the terms and provisions of the Plan in all respects.

6.  No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER OF THE COMPANY AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING ORDINARY SHARES HEREUNDER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE RIGHT OF THE COMPANY TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER TO THE COMPANY AT ANY TIME, SUBJECT TO THE TERMS OF ANY EMPLOYMENT OR SIMILAR AGREEMENT BETWEEN THE COMAPANY AND THE OPTIONEE.

INDONESIA ENERGY CORPORATION LIMITED

7.  Complete Agreement; Amendment. The Optionee hereby acknowledges and agrees that this Option Agreement and the Plan represent the entire agreement of the parties with respect to the subject matter hereof and this Option Agreement supersedes and replaces any prior agreements between the Optionee and the Company with respect to options to acquire ordinary shares or other securities of the Company. This Option Agreement may only be amended with the consent of the Option and the Company; provided, however, that the Company may amend or modify this Option Agreement without the Optionee’s consent in a manner necessary or advisable (as determined by the Board or the Committee) to carry out the purpose of the award made hereunder as a result of any new Applicable Law or change in an existing Applicable Law.

8.  Governing Law; Dispute Resolution. This Option Agreement is governed by, and construed in accordance with, the laws of the Cayman Islands, without regard to choice of law principles. Any dispute regarding this Option Agreement which cannot be resolved by negotiations between the Optionee and the Company shall be submitted to, and solely determined by, final and binding arbitration. The arbitration shall be conducted in accordance with the Hong Kong International Arbitration Centre Rules (“Arbitration Rules”) in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The arbitrator shall apply the laws of Cayman Islands with respect to the interpretation or enforcement of this Option Agreement. All questions regarding whether or not a dispute is subject to arbitration will be resolved by the arbitrator. Arbitration shall be held in Jakarta, Indonesia, or such other place as the parties may mutually agree. Judgment upon the award by the arbitrator may be entered in any court having jurisdiction. The arbitrator shall award costs and attorney fees to the prevailing party..

AGREED TO AS OF THE DATE OF GRANT:

INDONESIA ENERGY CORPORATION LIMITED

Signature:	/s/ James Jerry Huang
Name:	James Jerry Huang
Title:	Chief Investment Officer

OPTIONEE

Signature:	/s/ Wirawan Jusuf
Name:	Wirawan Jusuf